UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Exchange Traded Concepts Trust II

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See below (IRS Employer Identification No.)
c/o Exchange Traded Concepts Trust 2545 South Kelly Avenue Suite C Edmond, OK (Address of principal executive offices)	73013 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Horizons S&P 500® Covered Call ETF	NYSE Arca, Inc.	46-1782023
Horizons S&P Financial Select Sector Covered Call ETF	NYSE Arca, Inc.	46-1769522
Horizons S&P Energy Select Sector Covered Call ETF	NYSE Arca, Inc.	46-1756737

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates:  333-180871

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item1.	Description of Registrant’s Securities to be Registered.

Reference is made to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001398344-13-002713) on June 3, 2013, which is incorporated herein by reference.

Item 2.	Exhibits

A.
Registrant’s Certificate of Trust dated April 4, 2012 is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), as filed with the SEC via EDGAR (Accession No. 0001144204-12-023014) on April 20, 2012.

B.
Registrant’s Agreement and Declaration of Trust dated September 10, 2012, is incorporated herein by reference to Exhibit (a)(2) of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), as filed with the SEC via EDGAR (Accession No. 0001144204-12-050445) on September 10, 2012.

C.
Registrant’s By-Laws are incorporated herein by reference to Exhibit (b) of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), as filed with the SEC via EDGAR (Accession No. 0001144204-12-050445) on September 10, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Exchange Traded Concepts Trust II

Date: June 20, 2013	By:	/s/ J. Garrett Stevens
J. Garrett Stevens
President